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                                                                    Exhibit 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 30th day of October 2003 (this "Agreement"), by and between OVERHILL FARMS, INC., a Nevada corporation, (hereinafter "Farms" or the "Company") and James Rudis, an individual residing in the state of New York (hereinafter "Rudis" or "Employee").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, Overhill Corporation (f/k/a Polyphase Corporation n/k/a TreeCon Resources, Inc.,) a Nevada corporation (hereinafter "TreeCon"), Farms and Rudis entered into that certain Employment Agreement dated as of the 1st day of November 1999 (the "Employment Agreement"); and

         WHEREAS, TreeCon and Farms were jointly and severally liable to Rudis for all obligations imposed on the Companies (as that term is defined in the Employment Agreement) pursuant to the Employment Agreement including all compensation and benefits; and

         WHEREAS, On or about the 29th day of October 2002, TreeCon, Rudis and Farms entered into that certain Limited Release Agreement wherein the parties set forth the terms and conditions of the termination of Rudis' employment with TreeCon, including the granting of partial releases of liability between Rudis and TreeCon from certain obligations created by or arising pursuant to the Employment Agreement (the "Release Agreement"); and

         WHEREAS, On or about the 29th day of October 2002, Rudis and Farms entered into that certain Amended and Restated Investor Rights Agreement with Levine Leichtman Capital Partners II, L.P., a California limited partnership ("LLCP"), as amended by an Amendment to Amended and Restated Investor Rights Agreement dated as of April 16, 2003; (the "IRA"); and

         WHEREAS, contemporaneously with the execution hereof, Rudis and Farms are executing a Second Amendment to Amended and Restated Investor Rights Agreement with LLCP, modifying certain provisions of the IRA and reaffirming the obligations created by the IRA that are not modified thereby (as so amended, the "INVESTOR RIGHTS AGREEMENT"); and

         WHEREAS, the Employment Agreement expires by its own terms on the 31st day of October 2004; and

         WHEREAS, Farms has requested that Rudis extend the term of his employment by amending the Employment Agreement as set forth herein; and

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         WHEREAS the parties desire to enter into this Agreement to amend the
Employment Agreement on the terms and conditions as specifically set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt, and adequacy of which are hereby acknowledged by the parties hereto, Farms and Rudis agree as follows:

         1. ACKNOWLEDGEMENT OF EXISTING OBLIGATIONS. Farms hereby acknowledges, agrees and affirms its continuing obligations under the Employment Agreement in its entirety, including the obligation to pay all deferred compensation and all other benefits due Rudis, if any, that will accrue or have accrued, whether currently owing, owing in the future or presently past due prior to the execution hereof. More specifically, without limiting the generality of the forgoing, Employee shall be entitled to receive all monetary compensation, accrued but unused vacation and sick leave pay, indebtedness owed by the Companies to him, reimbursement for reasonable and necessary business expenses previously incurred, all rights granted in the Employment Agreement with respect to insurance, all amounts to which the he is entitled under any Profit Sharing Plan of the Companies and all other benefits not specified herein to which he may be entitled throughout the entire Term of the Employment Agreement.

         2. AMENDMENTS TO EMPLOYMENT AGREEMENT. The following sections of the Employment Agreement entitled "TERM" and "COMPENSATION" shall be amended and superceded by the terms and provisions set forth hereinbelow. The remaining terms and provisions of the Employment Agreement remain unaffected and the Employment Agreement shall continue to be enforceable in its entirety, modified only by the amendments specifically set froth hereinbelow as follows:

                  2.1 AMENDMENT OF SECTION 2.1 ENTITLED "TERM". Section 2.1 of the Employment Agreement entitled "Term", contained on page 1, is hereby amended by deleting such Section in its entirety and replacing it with the following, to read in its entirety as follows:

                              Section 2.1: Term. Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall begin on the 1st day of November 1999, and shall end on October 31, 2006 (the "Initial Term"). This Agreement shall continue from year to year thereafter (each constituting an "Annual Extended Term") unless terminated by either party hereto as provided for in the next sentence. Any reference in this Agreement to the "Term" that is not specified as either the Initial Term or an Annual Extended Term shall mean the Initial Term and each Annual Extended Term collectively. Prior to the


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                              expiration of the Initial Term or any Annual
                              Extended Term, Farms may terminate this Agreement effective as of the last day of the Initial Term or any subsequent Annual Extended Term, provided that Farms provides Employee with a minimum of ninety (90) days prior written notice which must be actually received by the Employee at least ninety (90) days prior to the expiration of the Initial Term or the anniversary or renewal date for the beginning of the next Annual Extended Term.

                  2.2      AMENDMENT OF SECTION 2.2 ENTITLED "COMPENSATION".
                           Section 2.2 of the Employment Agreement entitled "Compensation", contained on page 1, is hereby amended by deleting such Section in its entirety and replacing it with the following, to read in its entirety as follows:

                              Section 2.2:     Compensation.

                                    i)       For all services rendered by the
                                             Employee under this Agreement, the
                                             Company shall pay the Employee an
                                             initial salary of $230,000 per year
                                             during the Term of this Agreement,
                                             payable in monthly installments on
                                             or before the last day of each
                                             month during the full Term hereof,
                                             or in such other convenient
                                             periodic payments as the Company
                                             and the Employee may mutually
                                             agree. Compensation shall be
                                             reviewed on an annual basis and
                                             shall be subject to a minimum
                                             increase in a percentage not less
                                             than that of the annual increase in
                                             the cost of living. The Employee
                                             will be entitled to participate in
                                             any Stock Option or Bonus Plans
                                             offered by the Companies. In the
                                             event that Overhill Farms, Inc.
                                             meets or exceeds the Board of
                                             Directors approved budget for
                                             fiscal 2000, Employee will be
                                             entitled to a minimum annual cash
                                             bonus of $40,000 for that fiscal
                                             year.

                                    ii)      Beginning on November 1, 2003 and
                                             continuing thereafter until this
                                             Agreement is terminated, in
                                             accordance with the terms herein
                                             provided, for all services rendered
                                             by the Employee under this
                                             Agreement, the Company shall pay
                                             the Employee an annual base salary
                                             of $275,000 per year, during the
                                             Term of this Agreement, payable in
                                             monthly installments on or before
                                             the last day of each month
                                             throughout the full Term hereof, or
                                             in such other convenient periodic
                                             payments as the Company and the
                                             Employee may mutually agree.
                                             Compensation shall be reviewed on
                                             an annual basis and shall be
                                             subject to a minimum increase in a
                                             percentage not less than that of
                                             the annual increase in the cost of
                                             living. The Employee will be
                                             entitled to participate in any
                                             Stock Option or Bonus Plans offered
                                             by the Companies. The Board of
                                             Directors of the Company intends to
                                             establish an incentive based bonus
                                             program within which the Employee
                                             would participate. Such incentive
                                             based bonus program may compensate
                                             the Employee with cash or options
                                             to purchase the common stock of the
                                             Company, in the sole discretion of
                                             the Board of Directors.

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                  2.3      AMENDMENT OF SECTION 4.3 ENTITLED "TERMINATION BY THE
                           COMPANIES FOR CAUSE". Section 4.3 of the Employment Agreement entitled "Termination by the Companies for Cause" contained on pages 4 and 5, is hereby amended by replacing subparagraph (b) thereof (being one of the delineated acts constituting "Cause" contained in such Section) with the following subparagraph (b); to read in pertinent part as follows:

                              Section 4.3: Termination by the Companies for Cause. Subject to any opportunity to cure on the part of the Employee, the Companies may for Cause (as hereinafter defined) terminate the Employee's employment hereunder upon written notice specifying the particulars of the Cause. "Cause" shall mean:

                                    a)       (NOT AMENDED)

                                    b)       A breach by the Employee of, or a
                                             failure by the Employee to comply
                                             with, the Employee's fiduciary
                                             duties to Farms (for the purposes
                                             of this subsection only, "fiduciary
                                             duties to Farms" shall include
                                             without limitation, (i) the failure
                                             of the Employee to resign from his
                                             positions at TreeCon Resources,
                                             Inc. (including, without
                                             limitation, as its Chairman of the
                                             Board, President and Chief
                                             Executive Officer, and as a
                                             director) on or before December 31,
                                             2003 or (ii) a failure of the
                                             Employee to comply with the terms
                                             of Section 1.2 (a) and (b) of the
                                             Investor Rights Agreement, which is
                                             the direct cause of the LLCP
                                             Representative (as defined in said
                                             agreement) not being elected or
                                             appointed as a member of the board
                                             of directors of Overhill Farms,
                                             Inc.).

                      REMAINDER OF SECTION 4.3 NOT AMENDED

         3. ENFORCEABILITY OF EMPLOYMENT AGREEMENT. This Agreement is being executed and entered into without prejudice to the rights, remedies or powers of any party under or in connection with the Employment Agreement, applicable laws or otherwise, and nothing contained in this Agreement is intended to or shall be construed as a waiver of any breach, violation or default, whether past, present or future, under the Employment Agreement in its original form or as amended by this Agreement, or a forbearance by the Employee of any of his rights, remedies or powers against the Companies. The Employee hereby expressly reserves all of his rights, powers and remedies under or in connection with the Employment Agreement as amended hereby. The rights of the Employee with respect to the Employment Agreement except as specifically and expressly modified herein, shall remain in full force and effect, it being expressly stated and understood that this Agreement is not a termination of the Employment Agreement, or any provision thereof, but is a modification (and, as modified, a continuation) of the Employment Agreement. Every provision of


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                  the Employment Agreement, as it existed prior to the execution hereof, shall survive the execution hereof with respect to liability from any party to any other party and the terms of the Employment not specifically modified hereby shall remain in full force and effect as if this Agreement had never been executed.

         4.       MISCELLANEOUS.

                  4.1 BINDING EFFECT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, Farms and the Employee and their respective heirs, executors, administrators, representatives, officers, directors, shareholders, successors, agents, servants, employees, attorneys, and assigns.

                  4.2 WAIVER OF BREACH. The waiver by Farms or the Employee of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by the same party.

                  4.3 AMENDMENTS. No charge, alteration or amendment to this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by the party sought to be charged with performance thereunder.

                  4.4 CONSTRUCTION. This Agreement constitutes the entire understanding between the parties hereto and the parties hereby declare that other than the Employment Agreement modified hereby, there are no oral or other agreements or understandings between them with respect to the subject matter hereof.

                  4.5 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

                  4.6 JURISDICTION; GOVERNING LAW. The parties agree that the courts of the State of New York, and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of New York, shall have personal jurisdiction over all parties to this Agreement. The parties further agree that this Employment Agreement, as amended from time to time, and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the state of New York applicable to contracts made and that are to be wholly performed within such state, without regard to principles regarding choice of law or conflicts of laws, except to the extent that federal law may apply.

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                  4.7      ATTORNEYS' FEES. If any action, whether at law or in
                           equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs and other reasonable expenses of litigation, in addition to any and all other relief to which such party may be entitled.

                  4.8 HEADINGS AND PRONOUNS. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.



"Rudis"                                      "Farms"
                                             OVERHILL FARMS, INC., a Nevada
                                             corporation



/S/ James Rudis                              By: /S/ John Steinbrun
---------------                                  ----------------------
James Rudis                                      John Steinbrun
                                                 Senior Vice President and Chief
                                                 Financial Officer



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